UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 22, 2013

Digital Generation, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27644	94-3140772
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

750 West John Carpenter Freeway, Suite 700 Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 581-2000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                   Regulation FD Disclosure.

On February 22, 2013 the Administrative Agent under the Amended and Restated Credit Agreement (the “Agreement”) dated as of July 26, 2011 among  Digital Generation, Inc. (the “Company”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, circulated to the Lenders a proposed amendment to the Agreement previously approved by the Company.  To become effective, the proposed amendment requires the consent of the Required Lenders (as defined in the Credit Agreement consisting of Lenders holding no less than 51% of the outstanding indebtedness of the Company under Term Loan B under the Agreement and 51% of the Total Revolving Credit Commitment under the Agreement).  There can be no assurances that requisite approval of the Required Lenders will be obtained or that the proposed amendment will go into effect.

The proposed amendment provides that the maximum total leverage ratio of the Company’s outstanding indebtedness under Term Loan B to latest twelve months (LTM) EBITDA (as defined in the Credit Agreement) shall not exceed 4.25 to 1.00 through June 29, 2014, 3.75 to 1.00 through June 29, 2015 and 3.50 to 1.00 through June 29, 2018.  The total Revolving Credit Commitment will be reduced from $125 million to $50 million under the proposed amendment, and pricing for draws on the Revolver will increase by 100 basis points over current pricing based on  LIBOR.  Pricing for the indebtedness outstanding under Term Loan B will increase from 450 basis points to 550 basis points over a LIBOR floor of 1.25%.  Other terms of the proposed amendment include reductions in the Permitted Acquisition basket, the Permitted Corporate Basket Amount (a general basket for investments and restricted payments) and annual Permitted Capital Expenditures.  Upon execution of the proposed amendment, the Company will make a cash payment of $35 million to reduce the outstanding indebtedness under Term Loan B to $422.7 million and pay a consent fee equal to 0.25% of the sum of (x) the Revolving Credit Commitments held by the consenting lenders and (y) the aggregate outstanding principal amount of Term Loans held by the consenting lenders, in each case as of the date immediately prior to giving effect to the Amendment.  There are no outstanding draws on the Revolver and the Company has no present plans to draw on the Revolver.

Cautionary Note Regarding Forward-Looking Statements

The Securities and Exchange Commission (“SEC”) encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. Certain statements contained herein may be deemed to constitute “forward-looking statements.”

Words such as “may,” “anticipate,” “estimate,” “expects,” “projects,” “future,” “intends,” “will,” “plans,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial performance, identify forward-looking statements. All forward-looking statements are management’s present expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, among other things:

•                  acceptance by the Required Lenders of the proposed amendment to the Agreement as outlined above;

•                  our ability to further identify, develop and achieve commercial success for new products;

•                  delays in product development;

•                  the development of competing distribution and online services and products, and the pricing of competing services and products;

•                  our ability to protect our proprietary technologies;

•                  the shift of advertising spending by our customers to online and non-traditional media from television and radio;

•                  the demand for High Definition (HD) ad delivery by our customers;

•                  integrating MediaMind and other acquisitions with our operations, systems, personnel and technologies;

•                  our ability to successfully transition customers from our previous online acquisitions to our MediaMind digital platform for ad delivery;

•                  operating in a variety of foreign jurisdictions;

•                  fluctuations in currency exchange rates;

•                  adaption to new, changing, and competitive technologies;

•                  potential additional impairment of our goodwill and potential impairment of our other long-lived assets;

•                  other factors in the risk factors discussed elsewhere under the heading “Risk Factors” in our various filings with the SEC.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained herein might not occur. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this filing. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. All subsequent forward-looking statements attributable to management or to any person authorized to act on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL GENERATION, INC.

Date: February 26, 2013	By:	/s/ Sean N. Markowitz
Name: Sean N. Markowitz
Title: General Counsel